Exhibit 3.3

PROVINCE OF BRITISH COLUMBIA
FORM 19
(Section 348)
COMPANY ACT
SPECIAL RESOLUTION

Certificate of
Incorporation No. 361147

The following special resolution was passed by the company referred to below on the date stated:

Name of Company:              VMH VIDEOMOVIEHOUSE.COM INC.

Date resolution passed:        June 19, 2001

Resolution:

"ALTERATION OF MEMORANDUM"

1. the authorized capital of the Company be altered by increasing the number of Common shares without par value from 20,000,000 Common shares without par value to 200,000,000 Common shares without par value and that the second paragraph of the Memorandum of the Company be altered accordingly.

2. the Memorandum of the Company be altered accordingly so that it is in the form attached hereto as Schedule "A".

Certified a true copy the 11th day of July, 2001.

/s/ David Gibson
Signature
Relationship to Company: Solicitor

SCHEDULE "A"
ALTERED MEMORANDUM
(as altered by Special Resolution as of June 19, 2001)

1. The name of the Company is VMH VIDEOMOVIEHOUSE.COM INC.

2. The authorized capital of the Company consists of 200,000,000 Common shares without par value.